UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION



WESTERN RESOURCES, INC.                 :
and ONEOK Inc. and                      :      Docket No. __________
WAI, Inc.                               :


                  JOINT ABBREVIATED APPLICATION FOR PERMISSION
          AND APPROVAL TO ABANDON TRANSPORTATION AND EXCHANGE SERVICES
                  AND ABBREVIATED APPLICATION FOR A CERTIFICATE
                       OF PUBLIC CONVENIENCE AND NECESSITY
             TO ACQUIRE SUCH CERTIFICATES AND PROVIDE SUCH SERVICES

     Western Resources, Inc. ("WR"), ONEOK Inc. ("ONEOK") and WAI, Inc. ("WAI") (hereinafter referred to as "Joint Appli cants"), hereby make application to the Commission, pursuant to the provisions of Sections 7(b) and 7(c) of the Natural Gas Act, as amended, for permission and approval for (1) WR to abandon by transfer to WAI: (a) WR's limited jurisdiction certificate authorizing the transportation of gas on a no-fee exchange basis between WR and Southern Union Company, d/b/a Missouri Gas Energy (MGE), 66 FERC P. 61,032 (1994); (b) WR's blanket (Order No. 63) certificate authorization as issued in Docket No. CP82-268-000, 20 FERC P. 62,456 (1982); (c) WR's Section 7(f) service determination as issued to WR's predecessor, Kansas Power and Light Company, 47 FERC P. 61,331 (1989), as modified pursuant to authorization granted in Docket No. CP93-750-000, 66 FERC P. 61,032 (1994); (2) ONEOK and WAI to acquire the subject authorizations and certificates and perform the transportation, exchange and other services formerly performed by WR, all as hereinafter more fully set forth.

     In support hereof, Joint Applicants aver that:

                                       I.

     This application is made in abbreviated form as permitted by ss.157.7 of the Commission's Regulations under the Natural Gas Act, inasmuch as the proposed abandonment and certificate authorization do not require all the data and information specified by Part 157 of the Commission's Regulations to disclose fully the nature and extent of the proposed undertaking. This application, however, contains the information and data necessary to explain fully a proposed agreement between WR, ONEOK and WAI, Inc. and its effect upon Joint Applicants' present and future operations and upon the public interest. Data and information which are omitted hereinafter are specified with a statement of the facts relied upon to justify separately each such omission.

                                       II.

     All communications concerning this Application should be addressed to:

C. Burnett Dunn, Esq.                     Martin J. Bregman, Esq.
Gable Gotwals Mock Schwabe                General Attorney, Regulation
  Kihle Gaberino                          J. Michael Peters, Esq.
100 West 5th Street                       Associate General Counsel, Regulation
Suite 1000                                Western Resources, Inc.
Tulsa, Oklahoma 74103-4219                P. O. Box 818
(918) 588-7807                            Kansas Avenue
                                          Topeka, Kansas 66612
                                          (913) 575-1986

William I. Harkaway, Esq.                 G. Gail Watkins, Esq.
McCarthy Sweeney & Harkaway               Haynes and Boone, L.L.P.
1750 Pennsylvania Avenue, N.W.            600 Congress Ave.
Washington, D.C. 20026                    Suite 1600
(202) 393-5710                            Austin, TX 78701-3236
                                          (512) 867-8470

Attorneys for ONEOK Inc. and WAI, Inc.    Attorneys for Western Resources, Inc.

                                      III.

     The exact legal names of the Joint Applicants herein are: Western Resources, Inc., ONEOK Inc., and WAI, Inc.

     Western Resources, Inc. is a corporation duly organized and existing under the laws of the State of Kansas, with authority to transact business in Kansas and Oklahoma. WR's principal place of business is 818 Kansas Avenue, Topeka, Kansas 66612.

     As a local distribution company and Hinshaw pipeline [as recognized by the FERC in Kansas Power and Light Company, 20 FERC P. 62,456 (1982)], WR provides natural gas service to approximately 650,000 retail customers in Kansas and Oklahoma./1/ WR was also issued a blanket certificate under Section 7(c) of the Natural Gas Act, allowing WR as a Hinshaw pipeline to engage in Section 284 transactions. See 20 FERC P. 62,456 (1982). Mid Continent Market Center, Inc.
(MCMC), a regulated wholly-owned subsidiary of WR, is a Hinshaw pipeline [as recognized by the FERC in Docket No. CP95-684-000, 72 FERC P. 62,274 (1995)] operating in Kansas and providing interstate service under a blanket certificate issued by the FERC in Docket No. CP95-684-000, 72 FERC P. 62,274, allowing MCMC to conduct Section 284 transactions. WR's subsidiary Westar Gas Marketing, Inc., is a full-service gas marketer serving industrial, commercial and municipal customers in the central United States.

----------
/1/ WR supplies natural gas to approximately 130,000 customers through its Main System, an integrated gathering, storage, transmission, and distribution system located in central Kansas. In addition to the Main System, WR distributes gas transported over several interstate and intrastate pipelines to approximately 518,000 customers in Kansas and Oklahoma.
----------

     WR has transportation agreements for delivery of natural gas with Williams Natural Gas Company, Kansas Pipeline Partnership, Panhandle Eastern Pipe Line Company, Northern Natural Gas Company, K N Interstate Gas Transmission Company and other interstate and intrastate pipelines.

     ONEOK Inc. is a corporation duly organized and existing under the laws of the State of Delaware, duly domesticated and authorized to do business in the State of Oklahoma. Its principal place of business is located at 100 West 5th Street, P.O. Box 871, Tulsa, Oklahoma 74103.

     ONEOK is a corporation operating principally in the natural gas utility business through its regulated division, Oklahoma Natural Gas Company ("ONG") and its regulated subsidiaries. ONG provides natural gas service to about 730,000 residential, commercial and industrial customers in Oklahoma. Transmission and gathering operations include 3,840 miles of pipeline and five underground storage facilities. ONG and its state regulated subsidiaries are not regulated by the Commission under the Natural Gas Act, except as to Section 311 transportation and sales and as to certain services provided to Coastal States Gas Transmission Company as originally authorized in Lone Star Gas Co., et al., 39 FERC P. 61,380 (1987) and transferred to ONEOK Services, Inc. in ONEOK Inc., et al., 55 FERC P. 61,453 (1991). ONG Transmission Company, ONG Sayre Storage Company and ONG Gas Gathering Company, are regulated subsidiary companies which are engaged in the gathering, storage, and transportation of gas. OKTEX Pipeline Company is a wholly owned subsidiary of ONEOK Inc. and is regulated as an interstate pipeline. See ONEOK Inc., et al., 55 FERC P. 61,453 (1991).

     WAI, Inc. will be formed as an Oklahoma corporation which will be a wholly-owned subsidiary of WR prior to the transaction and will be qualified to do business in the State of Kansas.

                                       IV.

     Pursuant to an Agreement, dated December 12, 1996, by and between Western Resources and ONEOK Inc. ("Agreement"), WR will contribute its regulated gas businesses in Kansas and Oklahoma, including its stock in Mid Continent Market Center, Inc., and its stock in Westar Gas Marketing, Inc. (the "Gas Business"), to WAI in exchange for Common and Preferred Stock of WAI, and the assumption by WAI of certain unsecured debts of WR. ONEOK will then merge into WAI, which will result in the conversion of all of the outstanding common shares of ONEOK into common shares of WAI on a one-for-one basis such that ONEOK shareholders will own not less than 55% of the WAI outstanding equity. Immediately following the transaction, WR will own up to 9.9% of the outstanding Common Stock of WAI. Together with the Preferred Stock, WR will own up to 45% of the WAI outstanding equity. WAI will assume all the debts of ONEOK as part of the transaction. WAI will change its name to ONEOK, Inc. after the closing of the transaction. No change in operations will occur with respect to the Gas Business at this time. If changes occur in the future, appropriate filings at the FERC will be made.

     After the closing of the transaction, WAI will be comprised of the existing gas operations of WR in Kansas and Oklahoma and all of ONEOK Inc.'s operations. WAI will be renamed ONEOK, Inc. Therefore, a certificate of authorization is requested by WAI, to be issued in the name of ONEOK, Inc., the renamed entity after the closing of the transaction.

                                       V.

     As explained below, WR proposes to abandon by transfer to WAI and ONEOK its: (1) limited jurisdiction certificate authorizing the transportation of gas on a no-fee exchange basis by WR to Southern Union as issued by order dated January 12, 1994, in FERC Docket No. CP93-750-000, 66 FERC P. 61,032 (1994); (2)
its blanket (Order No. 63) certificate authorization as issued in Docket No. CP82-268-000, 20 FERC P. 62,456 (1982); and (3) its Section 7(f) service determination issued to WR in Docket No. CP93-750-000, as modified by order dated January 12, 1994, Docket No. CP93-750-000, 66 FERC P. 61,032 (1994); and
WAI and ONEOK seek permission and approval for WAI, after its merger with ONEOK and the change of its name to ONEOK, Inc., to acquire and operate the subject certificates and perform the transportation, exchange and other services formerly performed by WR.

                                       VI.

     WR and MGE currently perform transportation and exchange services pursuant to Section 7(c) of the Natural Gas Act for each other. WAI and ONEOK are acquiring from WR the facilities through which WR now performs this service. Authorization was issued to WR and MGE to perform the transportation and exchange services for each other in Docket No. CP93-750-000, 66 FERC P. 61,032
(1994). Authorization was issued to WR to engage in this no-fee exchange basis with Southern Union and Southern Union was issued a limited jurisdiction certificate authorizing the transportation of gas on the same basis with WR. WR seeks permission to abandon by transfer and WAI and ONEOK seek permission and authority allowing WAI and ONEOK to perform this transportation and exchange service for and with Southern Union.

                                      VII.

     WR's predecessor, Kansas Power and Light Company, received its Order No. 63 blanket certificate of public convenience and necessity to transport, sell and assign natural gas pursuant to Part 284 of the Commission's regulations on September 8, 1982. Kansas Power and Light Company, Docket No. CP82-268-0000, 20 FERC P. 62,456 (1982). ONG, and the other ONEOK state regulated subsid iaries, are not regulated by the Commission under the Natural Gas Act, except as to
Section 311 transportation and sales and as to certain services provided to Coastal States Gas Transmission Company as originally authorized in Lone Star Gas Co., et al., 39 FERC P. 61,380 (1987) and transferred to ONEOK Services, Inc. in ONEOK Inc., et al., 55 FERC P. 61,453 (1991). As a local distribu tion company, it will be necessary for WAI to receive the transfer of the Order 63 certificate.

                                      VIII.

     In 1989, the Commission issued a section 7(f) service area determination for two separate geographical areas. See Kansas Power and Light Company, 47 FERC
P. 61,331 (1989). When WR sold its Missouri properties to MGE, WR requested the Commission to partially vacate the order issued to Kansas Power and Light Company in CP89-485, 47 FERC P. 61,331 (1989). Such request was granted. Western Resources, Inc., et al., 66 FERC P. 61,032 (1994). Service Area 1, which spans the border of Kansas and Missouri and encompasses the Kansas City area and environs, in both Kansas and Missouri, was abandoned. Service Area 2, which spans the intersection of the borders of Kansas, Missouri and Oklahoma, consists of Cherokee County in Kansas, Ottawa and Delaware counties in Oklahoma, and Jasper, Newton and McDonald Counties in Missouri. An order was issued in CP93-750-000, FERC P. 61,032 (1994), partially vacating the service area. WR sold its western Missouri properties and the Palmyra properties in 1994. WR no longer owns any facilities in Missouri. WR now operates in Cherokee County, Kansas and Ottawa County, Oklahoma. (Service Area 2). WR seeks authority to abandon by transfer and WAI and ONEOK seek authority to acquire this certificate authorizing the service area designation.

                                       IX.

     The issuance of the authorization requested herein will be in the public interest. WR's transfer of the subject facilities by transaction and the acquisition of the facilities by WAI and ONEOK will not change the way they are operated.

                                       X.

     For the reasons hereinabove set out, the issuance of authorization for the transfer of the facilities by transaction by WR and certificate authorization for the acquisition and operation of the facilities by ONEOK, as requested herein, is required by the present and future public convenience and necessity.

                                       XI.

     No application to supplement or effectuate WR's proposal must be or is to be filed by WR or any other person with any other federal, state or other regulatory body, except for the Application filed with the Corporation Commissions of the State of Oklahoma in Cause PUD No. 970000106 and the Corporation Commission of the State of Kansas in Cause No. 97-WSRG-486-MER.

                                      XII.

     Copies of this Joint Application have been mailed to the Kansas Corporation Commission and the Oklahoma Corporation Commission, the state regulatory bodies having authority to regulate other operations and facilities of WR and ONEOK which are not the subject of this Joint Application.

                                      XIII.

     The following is a table of contents, listing all exhibits and documents filed herewith in compliance with the Commission's Regulations, with appropriate designations of those exhibits and documents omitted therefrom or included herein by reference:

Exhibit A      Articles of Incorporation and By- laws

               Certified copy of Third Restated Certificate of Incorporation and By-Laws of ONEOK Inc., and the Articles of Incorporation and ByLaws of WR. WAI, Inc. will be formed as an Oklahoma corporation which will be a wholly-owned subsidiary of WR prior to the transaction and will be qualified to do business in the state of Kansas.

Exhibit B      State Authorizations

               Statements showing the date on which ONEOK Inc. and WR, were authorized to do business, the scope of the business ONEOK and WR are authorized to carry on and all limitations, if any, including expiration dates and renewal obligations, are submitted herewith. WAI, Inc. will be formed as an Oklahoma corporation which will be a wholly-owned subsidiary of WR prior to the transaction and will be qualified to do business in the state of Kansas.

Exhibit C      Company Officials

               A list of the names and business addresses of the officers and Directors of ONEOK Inc. and WR is submitted herewith. After the transaction, the officers and directors of WAI, Inc. will be the same as the ONEOK officers and directors. WR will have the right to designate two members of the ONEOK Board of Directors.

Exhibit D      Subsidiaries and Affiliation

               A listing of the subsidiaries and affiliates of ONEOK Inc. and WR is submitted herewith. WAI, Inc. will be formed as an Oklahoma corpora tion which will be a wholly-owned subsidiary of WR prior to the transaction and will be qualified to do business in the state of Kansas.

Exhibit E      Other Pending Applications and Filings

               This exhibit is omitted for the reason that at the time of the fil ing of this Joint Application there are no other pending applications or filings before the FERC which directly or significantly affect the Joint Application. The following Joint Applications have been filed by ONEOK, WR and WAI, Inc:

               Joint Application of ONEOK Inc. and Western Resources, Inc., and WAI, Inc., for Approval of an Agreement Providing for the Merger of ONEOK Inc. with Wai, Inc., PUD 970000106, Oklahoma Corporation Commission

               In the Matter of the Joint Applica tion of Western Resources, Inc., ONEOK Inc., and WAI, Inc. for Ap proval of the Contribution from Western Resources, Inc., to WAI, Inc. of all of the Natural Gas Transportation and Distribution Assets, Subsidiaries and Certifi cates of Western Resources, Inc.; for the Merger of WAI, Inc., with ONEOK Inc.; for the acquisition by Western Resources, Inc., of Shares of Capital Stock of WAI, Inc.; for Authority for WAI, Inc. to Issue Stock and Instruments of Debt; and for Related Relief, 97-WSRC-486- MER, State Corporation Commission of the State of Kansas.

Exhibit F      Location of Facilities

               As no construction is contemplated, the facilities will remain as previously described to the FERC in prior filings.

Exhibit G      Flow Diagrams

               This exhibit is omitted for the reason that no new facilities are proposed to be constructed and no change in the manner in which the gas flows is proposed herein.

Exhibit H      Total Gas Supply Data

               No construction is proposed and therefore this exhibit has been omitted.

Exhibit I      Market Data

               Upon the issuance of FERC approval of the transfer of the certificates by WR and the acquisition of the certificates by WAI, WAI (to be renamed ONEOK, Inc., upon completion of the transaction) will serve the markets formerly served by WR pursuant to the subject certificates.

Exhibit J      Conversion to Natural Gas

               This exhibit is omitted for the reason that the requirement is not applicable.

Exhibit K,     These exhibits are omitted  for the reason that no new facilities
L, M and N     are proposed to be constructed.

Exhibit O      Depreciation and Depletion

               Not applicable.

Exhibit P      Tariff

               Not applicable.

Exhibit Q      Effect of Acquisition on Existing Contracts and Tariffs

               None.

Exhibit R      Acquisition Contracts

               Due to the length of the Agreement it has not been attached, however a copy is being made available to the staff. If additional copies are required they will be provided.

Exhibit S      Accounting

               Not applicable.

Exhibit T      Related Applications

               Joint Application of ONEOK Inc. and Western Resources, Inc., and WAI, Inc., for Approval of an Agreement Providing for the Merger of ONEOK Inc. With Wai, Inc., PUD 970000106, Oklahoma Corporation Commission

               In the Matter of the Joint Applica tion of Western Resources, Inc., ONEOK Inc., and WAI. Inc. for Ap proval of the Contribution from Western Resources, Inc., to WAI, Inc. of all of the Natural Gas Transportation and Distribution Assets, Subsidiaries and Certifi cates of Western Resources, Inc.; for the Merger of WAI, Inc., with ONEOK Inc.; for the acquisition by Western Resources, Inc., of Shares of Capital Stock of WAI, Inc.; for Authority for WAI, Inc. to Issue Stock and Instruments of Debt; and for Related Relief, 97-WSRC-486- MER, State Corporation Commission of the State of Kansas.

Exhibit U      Contracts and Other Agreements

               Not applicable.

Exhibit V      Flow  Diagram   Showing  Daily  Design  Capacity  and  Reflecting
               Operation of WR's System Before and After Abandonment

               Not applicable.

Exhibit W      Impact on Customers Whose Service Will Be Terminated

               None.

Exhibit X      Effect of Abandonment on Existing Tariffs

               None.

Exhibit Y      Accounting Treatment of Abandonment

               Not applicable.

Exhibit Z      Location of Facilities

               Not applicable.

     WHEREFORE, PREMISES CONSIDERED, as it is in the present and future public convenience and necessity to permit WR to abandon the above-described facilities by transfer, subject to the terms and conditions of the Agreement with ONEOK, and to permit WR to abandon its (1) limited jurisdiction certificate authorizing the transpor tation of gas on a no-fee exchange basis by WR to Southern Union;
(2) blanket (Order No. 63) certificate authorization; (3) its Section 7(f) service determination; and (4) to issue to WAI, after its merger with ONEOK and the change of its name to ONEOK, Inc., a Certificate of Public Convenience and Necessity authorizing the transfer of the certificates of authority and the performance of the transportation and exchange services formerly performed by WR thereon, as hereinabove more particularly set out, all in accor dance with Sections 7(b) and 7(c) of the Natural Gas Act, as amended. Joint Applicants pray that the Commission grant the requested abandonment and certificate authorization and allow ONEOK, Inc. to operate under the certificates following the closing of the transaction.

     Joint Applicants further pray that the Commission dispose of this manner under the shortened procedure contemplated by Rule 802 (18 C.F.R. ss.385.802) of the Commission's Rules of Practice and Procedure, and in this connection Joint Applicants request that the intermediate decision procedure be omitted. If this Application is handled as herein requested, Joint Applicants waive oral hearing and opportunity for filing exceptions to the decision of the Commission.

                                         RESPECTFULLY SUBMITTED,

                                         WESTERN RESOURCES, INC.


                                         By:  -------------------------------
                                              Martin J. Bregman
                                              Attorney-in-Fact
                                              Western Resources, Inc.

                                         ONEOK Inc.
                                         WAI, INC.


                                         By:  -------------------------------
                                              Eugene N. Dubay, Vice President
                                              Corporate Development
                                              ONEOK Inc.


                                 ACKNOWLEDGMENT

STATE OF KANSAS     )
                    ) ss.
COUNTY OF SHAWNEE   )

     Martin J. Bregman, being first duly sworn according to law, says that he is the Attorney-in-Fact for Western Resources, Inc., that he has read the foregoing Joint Abbreviated Application for Permission and Approval to Abandon
Transportation and Exchange Services and Abbreviated Application for a Certificate of Public Convenience and Necessity to Acquire Such Certificates and Provide Such Services; that he has executed same for and on behalf of said Company with full power and authority to do so; and that the facts set forth therein are true and correct to the best of his knowl edge, information and belief; that the paper copies of this Joint Abbreviated Application contain the same information as contained on the electronic media submitted herewith, that he knows the contents of the paper copies and electronic media, and that the contents as stated in the copies and on the electronic media are true to the best of his knowledge and belief.


                                                 ----------------------------
                                                 Martin J. Bregman

     SUBSCRIBED AND SWORN TO BEFORE ME, a Notary Public in and for the State of Kansas, this 24th day of April, 1997.


                                                 ----------------------------
                                                 Notary Public in and for the
                                                 State of Kansas

My Commission Expires:

----------------------


                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA   )
                    ) ss.
COUNTY OF TULSA     )

     Eugene N. Dubay, being first duly sworn according to law, says that he is Vice President, Corporate Development of ONEOK Inc.; that he has read the foregoing Joint Abbreviated Application for Permission and Approval to Abandon Transportation and Exchange Services and Abbreviated Application for a Certificate of Public Convenience and Necessity to Acquire Such Certificates and Provide Such Services; that he has executed same for and on behalf of said Company with full power and authority to do so; and that the facts set forth therein are true and correct to the best of his knowl edge, information and belief; that the paper copies of this Joint Abbreviated Application contain the same information as contained on the electronic media submitted herewith, that he knows the contents of the paper copies and electronic media, and that the contents as stated in the copies and on the electronic media are true to the best of his knowledge and belief.


                                                 ----------------------------
                                                 Eugene N. Dubay

     SUBSCRIBED AND SWORN TO BEFORE ME, a Notary Public in and for the State of Oklahoma this 30th day of April, 1997.


                                                 ----------------------------
                                                 Notary Public

My Commission Expires:

----------------------